EXHIBIT 10.16
                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of January 17, 1997 by and among Perini Corporation, a Massachusetts corporation ("Perini"), Tutor-Saliba Corporation, a California corporation ("Tutor-Saliba") and Ronald N. Tutor ("Tutor"), an individual and President of Tutor-Saliba.

         WHEREAS, Perini has had some difficulty meeting its cash requirements for the past year due to, inter alia, its high level of capital-intensive civil construction work and the cash support required by its real estate assets;

         WHEREAS, Perini's financial condition has impeded its ability to perform on existing projects and to bid on new projects;

         WHEREAS, during the course of 1996, Perini engaged in an extensive search for new capital to support its cash needs and to provide it the opportunity to improve operations and improve its competitiveness in the general contracting and construction industry;

         WHEREAS, as a result of its search for capital, Perini entered into a Stock Purchase and Sale Agreement dated July 24, 1996 by and among Perini, PB Capital Partners, L.P., a Delaware limited partnership ("PB Capital Partners"), and Richard C. Blum & Associates, L.P., a California limited partnership ("RCBA") (as amended through the date hereof, the "Stock Purchase Agreement"), pursuant to which it is contemplated that Perini will issue convertible preferred stock to PB Capital Partners in exchange for an investment by PB Capital Partners of $30,030,000 (the "Investment");

         WHEREAS, Tutor-Saliba is a limited partner of PB Capital Partners;

         WHEREAS,   Tutor-Saliba   directly  owns  approximately  7.24%  of  the
outstanding common stock, par value $1.00 per share (the "Common Stock") of Perini;

         WHEREAS, Tutor-Saliba has from time to time engaged in construction joint ventures with Perini under the name Tutor-Saliba/Perini;

         WHEREAS, considering the existing and potential relationships, direct and indirect, between Tutor-Saliba and Perini, as well as Tutor's expertise and achievements in the construction industry, the parties hereto desire, in connection with and contingent upon the Investment, that Tutor-Saliba provide the services of Tutor to Perini, for the purpose of providing direction to Perini with respect to its ongoing and future construction operations and improving Perini's operating efficiency and thus its ability to successfully compete for new projects and in new areas;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:








         1. Effectiveness. Unless sooner terminated pursuant to Section 6 hereof, this Agreement shall become effective on the date of the closing of the Investment (the "Effective Date").

         2.       Management.

                  (a) Tutor-Saliba and Tutor each hereby agree to provide to Perini the management services of Tutor, to assist Perini from time to time (but for no more than ten (10) days in any calendar month, unless the parties otherwise agree in writing) as described in Section 2(b) hereof or as the parties hereto may otherwise agree.

                  (b) Tutor shall initially serve as acting Chief Operating Officer of Perini, and will provide direction with respect to Perini's ongoing and future construction operations, with the goal of achieving greater operating efficiencies, reducing Perini's need for working capital, reducing Perini's exposure to risk by negotiating and bidding on construction projects that will yield higher profit margins than current projects, negotiating with Perini's lenders, bonding companies and insurers, and generally improving Perini's cash flow situation and competitive position in the general contracting and construction industry.

                  (c) Perini hereby agrees to take all action which may be required to: (i) appoint Tutor acting Chief Operating Officer of Perini; (ii) provide Tutor with the use of an office at Perini's principal executive offices and administrative and other support services as may be reasonably necessary in connection with the performance of Tutor's services under Section 2(b) hereof;
(iii) make available to Tutor the services of such of its employees and consultants as may be reasonably necessary to the performance of the services described in Section 2(b) above; and (iv) issue the Option (as defined below) and otherwise pay the management fee pursuant to Section 3 hereof.

         3. Compensation. In return for the provision of Tutor's services, Perini shall pay a management fee as follows:

                  (a) On the Effective Date, Perini shall issue to Tutor, pursuant to Perini's 1982 Stock Option and Long-Term Performance Incentive Compensation Plan, as amended (the "Plan") (or, in the event options are unavailable for issuance under such plan, with similar terms and conditions as under the Plan), an option (the "Option") exercisable for 150,000 shares of Common Stock, with an exercise price per share equal to the closing price of the Common Stock on the American Stock Exchange on the day prior to the Effective Date. The Option will first become exercisable forty months after the Effective Date.

                  (b) Beginning on the Effective Date, Perini shall pay a fee to Tutor-Saliba at the rate of $150,000 per year, such amount to be paid in twelve equal monthly installments in arrears on the 15th of each month, or as the parties hereto shall otherwise agree in writing.


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         4.       Limitation of Liability.

                  (a) Neither Tutor nor Tutor-Saliba makes any express or implied representation, warranty or guaranty to Perini relating to the services to be performed by Tutor pursuant to this Agreement or the quality or results of such services.

                  (b) Neither Tutor nor Tutor-Saliba shall be liable to Perini or to any of its subsidiaries or affiliates or to any third party for failure to perform the services to be performed by either of them pursuant to this Agreement for any expense, claim, loss or damage, including, without limitation, indirect, special, consequential or exemplary damages, suffered other than by reason of such party's intentional failure to perform the services to be performed by such party pursuant to this Agreement, or by reason of action taken or omitted to be taken by such party which was in bad faith and in a manner not reasonably believed by such party to be in the best interests of Perini.

         5. Indemnification. Perini shall indemnify and hold Tutor and Tutor-Saliba harmless against all loss, cost, liability and expense arising out of the performance of this Agreement by Tutor and Tutor-Saliba, upon the same terms and conditions as those provided to officers and directors of Perini by
Section 9 of the By-laws of Perini. A true, complete and correct copy of Section 9 of the By-laws of Perini is attached hereto as Exhibit A.

         6. Termination. Unless earlier terminated by the parties, this Agreement shall terminate upon the earliest to occur of (i) December 31, 1998,
(ii) Tutor's inability to perform the services contemplated hereby, whether because of death, disability or otherwise, (iii) written notice from Perini to Tutor after, in the determination of a majority of the Executive Committee of the Board of Directors of Perini, Tutor has failed to perform his obligations under this Agreement, and (iv) the reasonable determination by the Board of Directors or Executive Committee of Perini, and written notice thereof to Tutor, that it would be inadvisable for Tutor to continue performing the services contemplated by this Agreement.

         7. Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

         8. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:



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TO TUTOR-SALIBA
OR TUTOR:                            Tutor-Saliba Corporation
                                     c/o Ronald N. Tutor
                                     15901 Olden Street
                                     Sylmar, CA 91342

TO PERINI:                           Perini Corporation
                                     73 Mt. Wayte Avenue
                                     Framingham, MA 01701-9160
                                     Attn: Mr. David B. Perini

With a copy to:                      Goodwin, Procter & Hoar  LLP
                                     Exchange Place
                                     Boston, MA  02109
                                     Fax (617) 523-1231
                                     Attn:  Richard A. Soden, Esq.

Any notice given hereunder may be given on behalf of any party by such party's counsel or other authorized representative.

         9. Entire Agreement. This Agreement, including the exhibit referred to herein, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein.

         10. Assignability; Binding Effect. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         11. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         12. Amendments. This Agreement may not be amended or modified, nor may compliance with any covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         13. Confidentiality. Tutor-Saliba and Tutor each hereby agree (i) to keep confidential and not use in any manner adverse to Perini or any of its subsidiaries or affiliates any confidential information about Perini, any of its subsidiaries or any of its affiliates,

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including  without  limitation  financial  information,  trade secrets,  bidding processes and other information with respect to actual or prospective bids made or being considered to be made by any of them and (ii) to indemnify and hold harmless Perini, its subsidiaries and its affiliates for any and all loss, cost, liability and expense arising out of a breach of this provision.




                                        5





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.


                                                 PERINI CORPORATION


                                                 By:
                                                 Title:



                                                 TUTOR-SALIBA CORPORATION


                                                 By:
                                                 Title:



                                                 RONALD N. TUTOR




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                                    EXHIBIT A

SECTION 9.        Indemnification of Directors and Officers

         9.1 General. Subject to the provision of this Section and any limitations imposed by law, the corporation shall indemnify its directors and officers against all expenses incurred by them in connection with any proceeding in which they are involved by reason of their serving in such capacities except that (i) no indemnification shall be provided for any director or officer with respect to any matter as to which he shall have been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful, and (ii) no indemnification shall be provided for any director or officer with respect to a proceeding by or in the right of the corporation in which he is adjudicated to be liable to the corporation. Such indemnification may be provided to an officer or director in connection with a proceeding in which it is alleged that he received an improper personal benefit by reason of his position, regardless of whether the claim involves his services in such capacity, subject to the foregoing limitation, unless it shall have been determined that an improper personal benefit was received by the director or officer. Except as provided in
Section 9.2, indemnification under this Section 9 shall be authorized in each case as determined by the board of directors, which may act notwithstanding that one or more of these members are parties to the proceeding in question or otherwise have an interest in such indemnification.

         9.2 Mandatory Indemnification. Notwithstanding any contrary provisions of this Section, if a director or officer of the corporation has been wholly successful on the merits in defense of any proceeding in which he was involved by reason of his position or as a result of his serving in such capacity (including the termination of investigative or other proceedings without a finding of fault on the part of the director of officer), he shall be indemnified by the corporation against all expenses incurred by him in connection therewith.

         9.3      Definitions.  For purposes of this Section 9:

                  (a) A "director" or "officer" means any person serving in an office filled by appointment or election by the directors or the stockholders and also includes (i) a director or officer of the corporation serving at the request of the corporation as a director, officer, employee, trustee, partner or other agent of another organization, (ii) any person who formerly served as a director or officer, and (iii) the heirs or personal representatives of such persons;

                  (b) "Expenses" means all expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defense of a proceeding or in successfully seeking indemnification under Section 9.2 hereof, and any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and


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                  (c) A "proceeding" means any threatened,  pending or completed
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative, and any claim which could be the subject of a proceeding.

         9.4 Advances. Except as limited by law, expenses incurred by a director or officer in defending any proceeding in which he is involved by reason of serving in such capacities may be paid by the corporation in advance of final disposition of the proceeding upon receipt of his written undertaking to repay such amount if it is ultimately determined that he is not eligible to be indemnified, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of such persons to make repayment; provided, that no such advance payment shall be made if it is determined by the board of directors on the basis of the circumstances known at the time (without further investigation) that said director or officer will ultimately be ineligible to be indemnified under this
Section 9.

         9.5 Settlement Proceedings. If a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer,
(i) no indemnification shall be provided to him with respect to a proceeding by or in the right of the corporation unless the board of directors determines in its discretion that indemnification is appropriate under the circumstances, and
(ii) no indemnification shall be provided to him with respect to any other type of proceeding if it is determined by the board of directors that said director or officer is ineligible to be indemnified under this Section 9. The determination by the board of directors in each case shall be made on the basis of the circumstances know to it at that time without further investigation.

         9.6 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any liability or cost incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or cost.

         9.7 Employee Benefit Plans. If the corporation or any of its directors or officers sponsors, undertakes or incurs any responsibility as a fiduciary with respect to an employee benefit plan, then, for purposes of indemnification of such person under this Section (i) a "director" or "officer" shall be deemed to include any director or officer of the corporation who serves at its request in any capacity with respect to said plan, (ii) such director or officer shall be deemed not to have failed to have acted in good faith and in the reasonable belief that his action has in the best interests of the corporation if he acted in good faith and in the reasonable belief that his action was in the best interest of the participants or beneficiaries of said plan, and (iii) "expenses" shall be deemed to include any taxes or penalties assessed on such director or officer with respect to said plan under applicable law.

         9.8 Other Provisions. The provisions of this Section 9 shall not be construed to limit the power of the corporation to indemnify its officers or directors to the full extent permitted by law and enter specific agreements or arrangements for this purpose. In addition, the corporation shall have power to indemnify any of its agents or employees who

                                        8




are not directors or officers on any terms consistent with law which it deems to be appropriate.

         9.9 Amendment. The provisions of this Section 9 may be amended or repealed by the stockholders; however, no such amendment or repeal which adversely affects the rights of a director of officer under this Section 9 with respect to his acts or omissions at any time prior to such amendment or repeal, shall apply to him without consent.



326593.c5

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